SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

TRI-CONTINENTAL CORPORATION

(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT LLC
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN MASTER FUND LTD
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
PARADIGM PARTNERS, N.W., INC.
ARTHUR D. LIPSON
SCOTT FRANZBLAU
ROBERT FERGUSON
MICHAEL DUNMIRE
PAUL DEROSA
DAVID B. FORD
ELYSE NAKAJIMA

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed

Western Investment Hedged Partners L.P. together with the other Participants (as defined below) (“Western Investment”) is filing materials contained in this Schedule 14A with the Securities and Exchange Commission relating to the definitive proxy statement and accompanying proxy cards filed with the Securities and Exchange Commission on August 22, 2006 and to be used in connection with the special meeting of stockholders of Tri-Continental Corporation (the “Company”) scheduled to be held on September 28, 2006 (the “special meeting”) to solicit votes in support of the election of Western Investment’s slate of director nominees and against certain of the Company’s proposals at the special meeting. Western Investment urges stockholders to read its definitive proxy statement because it contains important information.

Item 1:

On September 7, 2006, the website http://www.fixmyfund.com was updated as follows:

SHAREHOLDER UPDATES	SHAREHOLDER EDUCATION

Tri-Continental Corp. (TY)	Closed-end funds and the problem
Sunset Financial Resources Inc. (SFO)	of deep discounts

Tri-Continental Corp. (TY)
  Court order of the New York Supreme Court dated September 30, 2005 and supporting affidavit dated September 28, 2005 from the office of Eliot Spitzer, Attorney General of the State of New York, together with cover page prepared by soliciting party
1. Final proxy statement (Aug 22, 2006)
1.a. Filing on SEC website
1.b. PDF version

2. Additional proxy materials (Aug 22, 2006)
2.a. Filing on SEC website
2.b. PDF version

3. Press Release: Tri-Continental annual meeting proxy expenses in excess of $1 million (Sep 1, 2006)
3.a. Filing on SEC website
3.b. PDF version

GOLD proxy statements and proxy cards have been mailed for the September 28th Tri-Continental special meeting. You may sign, date, and return your proxy card at your earliest convenience. You may also vote online or by using the toll-free phone numbers that are set up for your use. Please note that there are separate voting systems for stockholders who hold their shares through a broker or bank and stockholders who have the stock certificates in their possession:

Voting if you hold your Tri-Continental shares through your broker or bank.

Voting if you hold your Tri-Continental shares directly.

If you have any questions or need assistance voting your shares, you may contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Stockholders
Call Toll-Free at: (877) 456-3510

Banks and Brokers
Call Collect at: (212) 750-5833

E-mail: info@fixmyfund.com

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CERTAIN INFORMATION CONCERNING WESTERN INVESTMENT

Western Investment Hedged Partners L.P. (“Western Investment”), together with the other Participants (as defined below), made a filing on August 22, 2006 with the SEC of a proxy statement (the “Proxy Statement”) and accompanying proxy cards to be used, among other things, to solicit votes in support of the election of the Participants’ slate of director nominees and against certain of Tri-Continental Corporation’s (the “Company”) proposals at the special meeting (the “special meeting”) of the Company scheduled for September 28, 2006.

Western Investment advises all stockholders of the Company to read the Proxy Statement and other proxy materials relating to the special meeting as they become available because they contain important information. Such proxy materials are available at no charge on the SEC’s web site at http://www.sec.gov. In addition, the Participants in the solicitation will provide copies of the proxy materials, without charge, upon request. Requests for copies should be directed to the Participants’ proxy solicitor, Innisfree M&A Incorporated, at its toll-free number: (877) 456-3510 or by e-mail at: mbrinn@innisfreema.com.

The Participants in the proxy solicitation are Western Investment, Western Investment LLC, Arthur D. Lipson, Western Investment Activism Partners LLC, Western Investment Total Return Master Fund Ltd., Benchmark Plus Institutional Partners, L.L.C., Benchmark Plus Partners, L.L.C., Benchmark Plus Management, L.L.C., Paradigm Partners, N.W., Inc., Scott Franzblau, Robert Ferguson, Michael Dunmire, Paul DeRosa, David B. Ford and Elyse Nakajima (the “Participants”). Information regarding the Participants and their direct or indirect interests is available in the Schedule 13D jointly filed with the SEC on January 6, 2006, as subsequently amended on January 10, 2006, February 15, 2006, March 3, 2006, May 12, 2006, and July 12, 2006, and the Proxy Statement.